PDL BioPharma, Inc.
Q4-2010
February 28, 2011

The following document was compiled from public documents for your convenience.  This document, together with the press release issued today, provides information regarding PDL related to its fourth quarter 2010 financial and business results.

Resolution of Challenges against the Queen et al. Patents in the United States and Europe

Settlement with MedImmune

In February we announced that we had entered into a definitive settlement agreement with MedImmune resolving all legal disputes between the companies, including those relating to MedImmune’s product Synagis®, and PDL's Queen et al. patents. Under the settlement agreement, PDL paid MedImmune $65.0 million on February 15, 2011 and will pay an additional $27.5 million by February 10, 2012 for a total of $92.5 million.

Settlement with UCB

In February 2011, we announced that we had reached a settlement agreement with UCB that resolves all legal disputes between the companies for a lump sum payment of $10 million to us. Under the agreement, PDL agreed not to sue UCB for any royalties regarding UCB’s Cimzia® product and UCB agreed to terminate pending patent interference proceedings before the U.S. Patent and Trademark office as well as their appeal in the European Patent Office (EPO).

Settlement with Novartis

Earlier today, we announced that we had reached a settlement with Novartis. Under the settlement agreement, we agreed to dismiss our claims against Novartis in our action in Nevada state court and Novartis agreed to withdraw its opposition appeal in the EPO. The settlement does not affect PDL’s claims against Genentech and Roche in the Nevada state court action. Under the settlement agreement with Novartis, PDL will pay Novartis an amount based on net sales of Lucentis during calendar year 2011 and beyond.

Acquisition of BioTransplant

In February 2011, we acquired BioTransplant, a bankrupt company, from the United States Bankruptcy Court for the District of Massachusetts. We then instructed BioTransplant’s representative before the EPO to formally withdraw its opposition appeal in the EPO. We believe that BioTransplant’s activities before the EPO, including payment of counsel fees, were financially supported by MedImmune.

Termination of European Opposition to ‘216B Patent

Pursuant to PDL’s settlements with UCB, MedImmune and Novartis, and as a result of PDL’s acquisition of BioTransplant and subsequent withdrawal of BioTransplant’s appeal, all of the active appellants in the EPO opposition have formally withdrawn their participation in the appeal proceeding. Accordingly, the EPO has cancelled the appeal proceeding and terminated the opposition proceeding in its entirety. The effect of the termination of the opposition appeal proceeding is that the 2007 EPO decision upholding the claims of PDL’s ‘216B Patent as valid will become the final decision of the EPO.  In the year ending December 31, 2010, approximately 35 percent of PDL’s revenues were derived from sales of products that were made in Europe and sold outside of the United States.

Annual Legal Expenses

As a result of our recent settlements with MedImmune, UCB and Novartis as well as our acquisition of BioTransplant and termination of the opposition hearing in the EPO, we anticipate that legal expenses will be substantially reduced in future periods.  For the year ended December 31, 2010, our total legal fees of $29.3 million represented 71% of total general and administrative expenses.  These matters represented approximately 90% of our legal fees in 2010.

PDL BioPharma, Inc.
Q4-2010
February 28, 2011

2011 Dividends

Earlier today, we also announced that our board of directors has adopted a regular dividend policy for 2011 and beyond and declared that the four quarterly dividends to be paid to our stockholders in 2011 will be $0.15 per share of common stock.  The $0.15 dividends will be paid on March 15, June 15, September 15 and December 15 to all stockholders who own shares of PDL on March 8, June 8, September 8, and December 8, the Record Dates for each of the dividend payments, respectively. We made the change to quarterly dividends in response to requests from our stockholders.

Non-GAAP Earnings per Share

We believe that the information given below, on a non-GAAP basis, provides information that is useful for investors when taken in conjunction with the Company’s GAAP financial statements. The effect of the non-GAAP adjustments to earnings per share increases net income per diluted share from $0.54 to $0.97 for the year ended December 31, 2010 and decreases net income per diluted share from $1.07 to $1.06 for the year ended December 31, 2009. The adjustments comprise our $92.5 million settlement with MedImmune described above as well as certain gains and losses associated the following capital restructuring activities in 2010 and 2009:

•
During the year ended December 31, 2010 we exchanged an aggregate of $61.6 million face value of the 2023 Notes in privately negotiated transactions with institutional holders and we repurchased at market prices an aggregate $84.2 million face value of the 2023 Notes. Also in 2010, the company exchanged $92.0 million in aggregate principal of the 2012 Notes for 2015 Notes. In the aggregate, these transactions resulted in a charge to non-operating expense of $17.6 million or $16.4 million net of tax.

•
During the year ended December 31, 2009, we repurchased at market prices $22.0 million face value of the 2012 Notes and we repurchased at market prices $50.0 million face value of the 2023 Notes. In the aggregate, these transactions resulted in a gain of $1.5 million or $0.9 million net of tax.

Excluding the MedImmune settlement and the convertible note transactions described above, non-GAAP net income per diluted share was:

PDL BioPharma, Inc.
Q4-2010
February 28, 2011

PDL BIOPHARMA, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss)	$(24,460)	$28,560	$91,874	$189,660
Add back legal settlement expense	92,500	-	92,500	-
Deduct income tax benefit on legal settlement expense	(32,375)	-	(32,375)	-
Add back loss (gain) on retirement or conversion of convertible notes	(1,033)	-	17,648	(1,518)
Deduct income tax expense (benefit) on retirement or conversion of convertible notes	373	-	(1,217)	531
Non-GAAP net income	35,005	28,560	168,430	188,673

Add back interest expense for convertible notes, net of estimated taxes	1,105	1,635	5,087	7,079
Non-GAAP net income used to compute non-GAAP net income per diluted share	$36,110	$30,195	$173,517	$195,752

Non-GAAP net income per diluted share	$0.20	$0.17	$0.97	$1.06

Shares used to compute net income (loss) per diluted share	139,542	179,739	178,801	184,400
Delete shares issued to induce note conversion to common stock (1)	-	-	(73)	-
Effect of dilutive stock options(2)	12	-	-	-
Restricted stock outstanding(2)	115	-	-	-
Assumed conversion of 2012 Notes(2)	23,399	-	-	-
Assumed conversion of 2015 Notes(2)	16,777	-	-	-
Shares used to compute non-GAAP net income per diluted share	179,845	179,739	178,728	184,400

(1) Shares for the year ended December 31, 2010 exclude the weighted average effect of the shares issued as an incentive to induce conversion of the 2023 Notes in August 2010.

(2) Shares for the quarter ended December 31, 2010 include the dilutive effect of stock options, restricted stock outstanding, assumed conversion of 2012 Notes and assumed conversion of 2015 Notes that were excluded from GAAP net loss per diluted share due to their anti-dilutive effect.

Capital Restructuring Activities

As noted above, we have actively been working to restructure the Company’s capital and reduce dilution associated with our convertible notes. The following summarizes the Company’s debt outstanding at December 31, 2010 and at December 31, 2009.

	Debt Outstanding (In millions)
	12/31/2010	12/31/2009
2.75% Convertible Debt
Put Option - August 2010	$-	$200
2.00% Convertible Debt
Maturity - February 2012	133	228
10.25% Non-recourse Note
Expected Maturity - September 2012	204	300
2.875% Convertible Debt
Maturity - February 2015	180	-
Total Debt	$517	$728

PDL BioPharma, Inc.
Q4-2010
February 28, 2011

Licensed Product Development and Regulatory Updates

ACTEMRA®: On January 5, 2011, Genentech announced that the Food and Drug Administration (FDA) extended the Actemra label to include inhibition and slowing of structural joint damage, improvement of physical function, and achievement of major clinical response in adult patients with moderately to severely active rheumatoid arthritis (RA), when given methotrexate.

AVASTIN®: There were a number of recent events regarding Avastin:

•
In December 2010, the FDA notified Roche/Genentech of its intent to withdraw Avastin’s approval as a first line treatment for HER2-breast cancer in combination with paclitaxel. In response, Roche /Genentech submitted a request to FDA for a hearing on the matter and were subsequently granted a hearing date for June 28 and 29, 2011. In addition, FDA provided a complete response letter rejecting Roche/Genentech’s application for approval for Avastin for second line treatment of HER2-positive breast cancer.

•	Also in December 2010, European Medicines Agency narrowed, but did not withdraw, Avastin’s approval for first-line treatment of HER2-breast cancer to use in combination with paclitaxel only.

•
In February 2011, Genentech reported positive results from a Phase 3 clinical trial evaluating Avastin in combination with chemotherapy, followed by Avastin alone to treat recurrent ovarian cancer. The study showed that women who followed this treatment regimen lived longer without their disease worsening (progression-free survival) compared to women who received chemotherapy alone. Full data from the trial will be submitted for presentation at an upcoming medical meeting.

•
Also in February 2011, the New England Journal of Medicine published positive results from a Phase 2 clinical study using intravitreal Avastin to treat retinopathy of prematurity in infants. The study demonstrated that Avastin significantly reduced the recurrence of retinopathy of prematurity versus conventional laser therapy (6% vs. 26%, p=0.002).

LUCENTIS®: In January, 2011, Novartis announced that Lucentis has been approved in the EU for the treatment of visual impairment due to diabetic macular edema (DME). DME is a leading cause of blindness in the working-age population in most developed countries. Also in February 2011, Genentech reported positive results from one of two Phase 3 clinical trials using monthly Lucentis. The trial met its primary endpoint, demonstrating that a significantly higher percentage of patients with DME receiving monthly Lucentis achieved an improvement in vision of at least 15 letters on the eye chart at 24 months, compared to the control group.

TYSABRI®: In December 2010, Biogen Idec and Elan submitted a supplemental BLA to the FDA and a Type II Variation to the EMA to request review and approval to update the respective TYSABRI Prescribing Information and Summary of Product Characteristics. The companies are proposing updated product labeling to include anti-JC virus antibody status as one potential factor to help stratify the risk of progressive multifocal leukoencephalopathy (PML), a serious brain infection, in the TYSABRI-treated population.

PERTUZUMAB (not a licensed product): In December 2010, Genentech reported positive results from a Phase 2 neoadjuvant study evaluating the effect of a novel combination regimen of pertuzumab and Herceptin® plus chemotherapy in women with early-stage, HER2-positive breast cancer. The data showed that the two antibodies plus docetaxel, given in the neoadjuvant setting prior to surgery, significantly improved the rate of complete tumor disappearance in the breast by more than half compared to Herceptin plus docetaxel.

PDL BioPharma, Inc.
Q4-2010
February 28, 2011
Forward-looking Statements

This document contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

•	The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;

•	The relative mix of royalty-bearing Genentech products manufactured and sold outside the U.S. versus manufactured or sold in the U.S.;

•	The ability of our licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;

•	Changes in any of the other assumptions on which PDL's projected royalty revenues are based;

•	The outcome of pending litigation or disputes;

•	The change in foreign currency exchange rate; and

•	The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this document are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com.  PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future.  All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

PDL BioPharma, Inc.
Q4-2010
February 28, 2011

Royalty Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952

Herceptin	Q1	Q2	Q3	Q4	Total
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769

Lucentis	Q1	Q2	Q3	Q4	Total
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	-	-	289	3,335	3,624

Xolair	Q1	Q2	Q3	Q4	Total
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768

Tysabri	Q1	Q2	Q3	Q4	Total
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	-	-	-	237	237

* As reported to PDL by its licensees

PDL BioPharma, Inc.
Q4-2010
February 28, 2011

Reported Net Sales Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2010	1,586,093	1,596,892	1,594,707	1,646,218	6,423,910
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817

Herceptin	Q1	Q2	Q3	Q4	Total
2010	1,337,732	1,349,512	1,300,934	1,409,310	5,397,488
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979

Lucentis	Q1	Q2	Q3	Q4	Total
2010	759,965	698,890	745,376	804,684	3,008,915
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	-	-	10,689	157,742	168,431

Xolair	Q1	Q2	Q3	Q4	Total
2010	240,904	225,878	251,055	263,389	981,225
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204

Tysabri	Q1	Q2	Q3	Q4	Total
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	-	-	-	7,890	7,890

* As reported to PDL by its licensees

PDL BioPharma, Inc.
Q4-2010
February 28, 2011

Manufacturing Location & Sales - Genentech / Roche & Novartis ($ in 000's) *

Avastin Sales	2009 - Q3	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4
US Made & Sold	777,635	795,199	795,453	814,872	820,453	800,139
US Made & ex-US Sold	662,095	718,855	703,661	355,742	338,929	415,576
ex-US Made & Sold	-	-	86,979	426,277	435,325	430,503
Total	1,439,730	1,514,053	1,586,093	1,596,892	1,594,707	1,646,218
US Made & Sold	54%	53%	50%	51%	51%	49%
US Made & ex-US Sold	46%	47%	44%	22%	21%	25%
ex-US Made & Sold	0%	0%	5%	27%	27%	26%

Herceptin Sales	2009 - Q3	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4
US Made & Sold	391,401	386,654	394,883	406,222	410,563	416,611
US Made & ex-US Sold	256,693	608,046	372,146	312,792	306,085	425,303
ex-US Made & Sold	578,341	283,926	570,703	630,498	584,286	567,396
Total	1,226,435	1,278,626	1,337,732	1,349,512	1,300,934	1,409,310
US Made & Sold	32%	30%	30%	30%	32%	30%
US Made & ex-US Sold	21%	48%	28%	23%	24%	30%
ex-US Made & Sold	47%	22%	43%	47%	45%	40%

Lucentis Sales	2009 - Q3	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4
US Made & Sold	251,182	266,405	323,153	300,501	326,840	360,911
US Made & ex-US Sold	304,114	348,808	436,812	398,389	418,536	443,773
ex-US Made & Sold	-	-	-	-	-	-
Total	555,296	615,212	759,965	698,890	745,376	804,684
US Made & Sold	45%	43%	43%	43%	44%	45%
US Made & ex-US Sold	55%	57%	57%	57%	56%	55%
ex-US Made & Sold	0%	0%	0%	0%	0%	0%

Xolair Sales	2009 - Q3	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4
US Made & Sold	146,022	150,950	157,503	145,245	165,109	170,001
US Made & ex-US Sold	47	10	-	-	-	-
ex-US Made & Sold	64,937	68,733	83,401	80,632	85,945	93,388
Total	211,006	219,693	240,904	225,878	251,055	263,389
US Made & Sold	69%	69%	65%	64%	66%	65%
US Made & ex-US Sold	0%	0%	0%	0%	0%	0%
ex-US Made & Sold	31%	31%	35%	36%	34%	35%

Total Sales	2009 - Q3	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4
US Made & Sold	1,567,742	1,599,208	1,670,992	1,666,840	1,722,965	1,747,662
US Made & ex-US Sold	1,222,949	1,675,718	1,512,620	1,081,147	1,063,551	1,284,652
ex-US Made & Sold	643,279	352,659	741,083	1,137,407	1,105,556	1,091,287
Total	3,433,970	3,627,585	3,924,694	3,885,394	3,892,072	4,123,601
US Made & Sold	46%	44%	43%	43%	44%	42%
US Made & ex-US Sold	36%	46%	39%	28%	27%	31%
ex-US Made & Sold	19%	10%	19%	29%	28%	26%

* As reported to PDL by Genentech